SCHEDULE II
                     INFORMATION WITH RESPECT TO
         TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE
           THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                   SHARES
                                   PURCHASED        AVERAGE
                   DATE            SOLD(-)          PRICE(2)

COMMON STOCK-RBW CORP

 MARIO J. GABELLI
                2/23/95            5,000-             *DO

 GAMCO INVESTORS, INC.
                3/08/95            1,100-            8.6250
                3/08/95           42,200-            8.6671
                3/08/95            1,500-            8.7500
                3/07/95            3,000-            8.6250
                3/06/95           11,500-            8.5000
                3/02/95            5,000-            8.6250
                3/01/95           11,000-            8.7591
                2/28/95           10,000-            8.7500
                2/23/95            5,000-             *DO
                2/23/95            5,000              *DI





















(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NY STOCK EXCHANGE.
(2) PRICE EXCLUDES COMMISSION.
(*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP
    OF GAMCO INVESTORS, INC.


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